EXHIBIT 1.0

HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                     (801) 532-2200
Member of AICPA Division of Firms                  Fax (801) 532-7944
      Member of SECPS                        345 East 300 South, Suite 200
Member of Summit International Associates   Salt Lake City, Utah 84111-2693



August 7, 2000


Securities and Exchange Commission
Washington, D.C. 20549


RE:  First Scientific, Inc.

We have read the statements First Scientific, Inc, made in its Form 8-K dated August 1, 2000 regarding changes in the registrant's certifying accounts. We agree with the statements made therein.



                                 HANSEN, BARNETT & MAXWELL